Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

MASSEY SERVICES, INC.

BUYER ACQUISITION COMPANY, INC.

and

SUNAIR SERVICES CORPORATION

Dated as of September 28, 2009